POLAROID CORPORATION




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                             BY-LAWS


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                    Amended and Restated as of February 1, 1994








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                             BY-LAWS

                               of

                      POLAROID CORPORATION


     (Incorporated under the Laws of the State of Delaware)

           Amended and Restated as of February 1, 1994


                           ARTICLE I.

                             OFFICES

 1. The Principal Office. The principal office shall be in the City of Dover, County of Kent, State of Delaware, and the name of the resident agent in charge thereof is The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Dover, Kent County, Delaware.

 2. Other Offices. The Company may also have offices in the city of Boston, State of Massachusetts, and at such other places within or without the State of Delaware as the Board of Directors may from time to time appoint, or as the business of the Company may require.


                           ARTICLE II.

                     STOCKHOLDERS' MEETINGS

 1. Place of Meeting. All meetings of the stockholders shall be held at the principal office of the Company in the City of Dover, County of Kent, State of Delaware, or at such other place, within or without the State of Delaware, as shall be determined from time to time, by the Board of Directors, and the place at which such meeting shall be held shall be stated in the notice and call of the meeting.

 2. Annual Meetings. The annual meeting of the stockholders of the Company for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year on a date to be designated by the Board of Directors, at a time to be specified by the Chairman of the Board of Directors, or, in his absence, by the officer of the Company so authorized by the Board of Directors. If the annual meeting of the stockholders is not held on the date designated by the Board of Directors, the election of directors may be held at any meeting thereafter called pursuant to these By-Laws.

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     At all meetings of stockholders, the voting may be viva voce, but any qualified voter may demand a stock vote, whereupon such stock vote shall be taken by ballot, each of which shall state the name of the stockholder voting and the number of shares voted by him, and if such ballot be cast by a proxy, it shall also state the name of such proxy.

 3. Order of Business. The order of business at any meeting of stockholders shall be determined by the presiding officer of such meeting.

 4. Special Meetings. Special meetings of the stockholders of the Company may be called only by the Chairman of the Board of Directors, the President or the Board of Directors. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Company, unless otherwise provided by law.

 5. Notice. Notice of the time and place of the annual meeting of stockholders shall be given by mailing a written or printed notice of the same at least ten days, and not more than sixty days, prior to the meeting, and notice of the time and place of special meetings shall be given by written or printed notice of the same at least ten days, and not more than sixty days, prior to the meeting, with postage prepaid, to each stockholder of record of the Company entitled to vote at such meeting, and addressed to the stockholder's last known post office address, or to the address appearing on the corporate books of the Company. The Board of Directors may fix in advance a date, not exceeding sixty days preceding the date of any meeting of stockholders, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting. No notice of the time, place or purpose of any meeting of stockholders, whether prescribed by law, by the Certificate of Incorporation, or by these By-Laws need be given to any stockholder who attends in person or by proxy, or who executes a waiver of such notice which is filed with the records of the meeting either before or after the holding thereof.

     When any annual or special meeting of stockholders is adjourned to another hour, date or place, notice need not be given of the adjourned meeting other than an announcement at the meeting at which the adjournment is taken of the hour, date and place to which the meeting is adjourned; provided, however, that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting and each stockholder who, by law or under the Certificate of Incorporation or these By-Laws, is entitled to such notice.

 6. Quorum. The holders of shares of capital stock of the Company representing a majority of the voting power of the outstanding shares of capital stock issued, outstanding and entitled to vote under the Certificate of Incorporation, represented in person or by proxy, shall constitute a quorum at any annual or

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     special meeting of stockholders; but if less than a quorum is present at a meeting, the holders of capital stock representing a majority of the voting power present at the meeting or the presiding officer may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Section 5 of this
     Article II. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

 7. Voting Procedures and Inspectors of Election. The Company shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Company may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer shall appoint one or more inspectors to act at the meeting. Any inspector may, but need not, be an officer, employee or agent of the Company. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall perform such duties as are required by the General Company Law of the State of Delaware, as amended from time to time, including the counting of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties.

 8. Notification of Nominations. Subject to the rights of the holders of any class or series of capital stock having a preference over the Common Stock of the Company as to dividends or upon liquidation, nominations for the election of directors may be made (a) by the Board of Directors or a designated committee thereof or (b) by any holder of record (both as of the time notice of such nomination is given by the stockholder as set forth below and as of the record date for the annual meeting in question) of any shares of the capital stock of the Company who complies with the procedures set forth in this Section. Any stockholder who seeks to make such a nomination, or his or her representative, must be present in person at the annual meeting. Only persons nominated in accordance with the procedures set forth in this Section shall be eligible for election as Directors at an annual meeting of stockholders.

     Nominations, other than those made by the Board of Directors or a designated committee thereof, shall be made pursuant to timely notice in writing to the Secretary of the Company as set forth in this Section. To be timely, a stockholder's notice shall be delivered to, or mailed and received, at the principal executive offices of the Company (a) not less than 90 days prior to the anniversary of the immediately preceding annual meeting of stockholders (the "Anniversary") or (b) in the event that the annual meeting of stockholders is called for a date more than 20 days prior to the Anniversary, not later than the close of business on (i) the 20th day (or if

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     that day is not a business day for the Company, on the next succeeding business day) following the first date on which the date of such meeting was publicly disclosed or (ii) if such date of public disclosure occurs more than 90 days prior to such scheduled date of such meeting, then the later of (1) the 20th day (or if that day is not a business day for the Company, on the next succeeding business day) following the first date of public disclosure of the date of such meeting or
     (2) the 90th day prior to such scheduled date of such meeting (or if that day is not a business day for the Company, on the next succeeding business day). Any public disclosure of the scheduled date of the meeting made by the Company by means of a press release, a report or other document filed with the Securities and Exchange Commission, or a letter or report sent to stockholders of record of the Company, shall be deemed to be sufficient public disclosure of the date of such meeting for purposes of these By-Laws.

     Such stockholder's notice shall set forth (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) the consent of each nominee to serve as a director of the Company if so elected; (e) the name, age, business address and residence address of each nominee; (f) the principal occupation or employment of each nominee during the past five years; and (g) a description of any of the following events that has occurred within the last five years and that is material to the evaluation of the ability or integrity of each proposed nominee: (i) a petition under federal bankruptcy laws or any state insolvency laws was filed by or against such person; (ii) such person was convicted in a criminal proceeding or was a named subject of a criminal proceeding (excluding traffic violations and other minor offenses); (iii) such person was found by any court of competent jurisdiction to have violated any federal or state securities law or federal commodities law, which judgment or finding has not been subsequently reversed, suspended or vacated; or (iv) such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or of any federal or state governmental or quasi-governmental agency, authority or commission enjoining him or otherwise limiting him from engaging in any type of business practice or in any activity in connection with the purchase or sale of any security or commodity. The presiding officer or the Board of Directors shall refuse to recognize the nomination of any person not made in compliance with the foregoing procedures.

 9. Purposes of Annual Meetings. At any annual meeting of the stockholders of the Company, any business properly brought before the meeting may be transacted. To be properly brought before an annual meeting, business (a) must be specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (b) otherwise

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     properly brought before the meeting by or at the direction of the Board of Directors; or (c) otherwise properly brought before the meeting by any holder of record (both as of the time notice of such proposal is given by the stockholder as set forth below and as of the record date for the annual meeting in question) of any shares of capital stock of the Company who complies with the procedures set forth in this Section.

     In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a holder of record of any shares of capital stock entitled to vote at such annual meeting, each stockholder must have given timely notice thereof in writing to the Secretary of the Company as set forth in this Section and such stockholder or his or her representative must be present at the annual meeting. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company (a) not less than 90 days prior to the Anniversary or
     (b) in the event that the annual meeting of stockholders is called for a date more than 20 days prior to the Anniversary, not later than the close of business on (i) the 20th day (or if that day is not a business day of the Company, on the next succeeding business day) following the first date on which the date of such meeting was publicly disclosed or (ii) if such date of public disclosure occurs more than 90 days prior to such scheduled date of such meeting, then the later of (1) the 20th day (or if that day is not a business day for the Company, on the next succeeding business day) following the first date of public disclosure or (2) the 90th day prior to such scheduled date of such meeting (or if that day is not a business day for the Company, on the next succeeding business day). Any public disclosure of the scheduled date of the meeting made by the Company by means of a press release, a report or other document filed with the Securities and Exchange Commission, or a letter or report sent to stockholders of record of the Company, shall be deemed to be sufficient public disclosure of the date of such meeting for purposes of these By-Laws.

     Such stockholder's notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting
     (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and in the event that such business includes a proposal to amend either the Certificate of Incorporation or By-Laws of the Company, the language of the proposed amendment; (b) the name and address of the stockholder proposing such business; (c) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; and (d) any material interest of the stockholder in such business. Notwithstanding the foregoing provisions of this Section, such stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), with respect to the matters set forth in this Section. Nothing in this Section shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

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     No business shall be conducted at an annual meeting of
     stockholders except in accordance with this Section, and the presiding officer or the Board of Directors shall refuse to permit any business to be brought before an annual meeting without compliance with the foregoing procedures.



                          ARTICLE III.

                              STOCK

 1. Stock Certificates. Certificates of stock shall be issued in numerical order, and each stockholder shall be entitled to a certificate signed by the President or Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary certifying to the number of shares owned by him. Where, however, such certificate is countersigned (a) by a transfer agent other than the Company or its employee or
     (b) by a registrar other than the Company or its employee, any other signature on the certificate may be a facsimile.

     In case any officer, transfer agent, or registrar who has signed a certificate (or whose facsimile signature has been placed upon a certificate) shall cease to serve as an officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be adopted and issued and delivered by the Company with the same force and effect as though the officer, transfer agent or registrar who signed such certificate (or whose facsimile signature or signatures shall have been used thereon) continued to serve as an officer, transfer agent or registrar at the date of issue.

 2. Stock Transfers. Transfers of stock shall be made only upon the transfer books of the Company, kept at the office of the Company or of the respective transfer agents designated to transfer the several classes of stock, and before a new certificate is issued, the old certificates shall be surrendered for cancellation.

 3. Registered Stockholders. Registered stockholders only shall be entitled to be treated by the Company as the holders in fact of the stock standing in their respective names, and the Company shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Delaware.

 4. Loss or Destruction of Stock Certificates. In case of loss or destruction of any certificate of stock, another may be issued in its place, upon proof of such loss or destruction, and upon the giving of a satisfactory bond of indemnity to the Company and/or to the transfer agent and registrar of such stock, in such sum as the Board of Directors may provide.

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 5.  Regulations.  The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, conversion, and registration of certificates for shares of the capital stock of the Company, not inconsistent with the laws of Delaware, the Certificate of Incorporation, and these By-Laws.

     The Board of Directors may appoint a transfer agent and a registrar for each class of stock, and may require all stock certificates to bear the signatures of such transfer agent and of such registrar.

 6. Closing of Transfer Books. Except as may otherwise be provided in the Certificate of Incorporation, the stock transfer books may be closed for meetings of the stockholders during such periods, not exceeding sixty days, as from time to time may be fixed by the Board of Directors, and during such periods no stock shall be transferable. The Board of Directors, without closing the books of the Company, may, however, fix a day not more than sixty days prior to the date of holding any meeting of stockholders, as the day as of which stockholders entitled to notice of and to vote at such meeting shall be determined; and only stockholders of record on such day shall be entitled to notice of or to vote at such meeting. If a closing or determining day so fixed shall be a Sunday or holiday, then the closing or determining day shall be the following business day.


                           ARTICLE IV.

                       BOARD OF DIRECTORS

 1. Management. The management of all the affairs, property and interest of the Company shall be vested in a Board of Directors, consisting of such number of persons as shall be fixed from time to time by the affirmative vote of a majority of the directors, which persons shall be elected, except as otherwise provided in the Certificate of Incorporation, for a term of one year, and shall hold office until their successors are elected and qualify.

 2. Vacancies. All vacancies in the Board of Directors, whether caused by resignation, death, or otherwise, may, except as otherwise may be provided in the Certificate of Incorporation, be filled by the remaining directors or a majority of the remaining directors attending a regular or special meeting called for that purpose, even though less than a quorum be present, or by the stockholders at any regular or special meeting held prior to the filling of such vacancy by the Board of Directors as above provided. A director thus elected to fill any vacancy shall hold office for the unexpired term of his predecessor, and until his successor is elected and qualified. Whenever the number of directors shall be increased pursuant to law, such increase shall be deemed to create vacancies in the Board to be filled in the manner above described.

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 3.  Regular Meetings.  Regular meetings of the Board of Directors may be held without notice at the principal office the Company, or at such other place or places, within or without the State of Delaware, as the Board of Directors may from time to time designate.

 4. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board of Directors or the President, or in their absence, by the Vice Chairman of the Board or any Vice President, or by any three directors, to be held at the principal office of the Company, or at such other place or places, within or without the State of Delaware, as the directors may from time to time designate.

     All actions of the Executive Committee shall be reported to the Board of Directors at its next meeting, and shall be subject to revision or alteration by the Board, provided that no rights or acts of third parties shall be affected by any such revision or alteration.

 5. Notice. Notice of any special meeting of the Board of Directors may be served personally upon each director or telecopied, cabled or telegraphed to him, not less than three
     (3) hours prior to the hour set for the meeting, or mailed to him not less than forty-eight (48) hours prior to the hour set for the meeting, at his business or home address appearing upon the books of the Company. Such notice may also be telephoned, not less than three (3) hours prior to the hour set for the meeting, provided that such director so notified shall actually be reached by telephone. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the Board of Directors, need be specified in the notice or waiver of notice of such meeting.

 6. Quorum. A majority of the members of the Board of Directors shall be necessary to constitute a quorum for the transaction of business at any meeting of the Board of Directors; but less than a quorum may adjourn any meeting, which may be held on a subsequent date without further notice, provided that a quorum be present at such deferred meeting.

 7. Salary of Directors. By resolution of the Board of Directors a fixed sum, on an annual or other basis, plus out-of-pocket expenses, may be allowed to directors who are not employees of the Company, for their services as directors or as members of the Executive Committee or as members of other standing committees or special committees. Nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity and receiving compensation therefor.

 8. Closing of Transfer Books. The Board of Directors may fix in advance a date, not exceeding sixty days preceding the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to any such allotment of rights, or to exercise the rights in respect of any such change, conversion, or exchange of capital stock.

 9. Executive and Other Committees. The Board of Directors may appoint from its members, by resolution passed by a majority of the whole Board of Directors, an Executive Committee of two
     (2) or more members, and may designate a Chairman for such committee, and may elect such other committees as it may deem advisable, and may discontinue any such committee at its pleasure.

     (a) Powers of Executive Committee. During the intervals between the meetings of the Board of Directors, the Executive Committee, if elected, shall possess and may exercise all the powers of the Board of Directors in the management and direction of the business of the Company, except as to matters wherein action of the Board of Directors is specifically required by law, in such manner as the Executive Committee shall deem best for the interest of the Company in all cases in which specific directions shall not have been given by the Board of Directors.

     (b) Meetings. Any committee elected or appointed by the Board shall meet upon such day or days and at such hour or hours, as may be designated from time to time by resolution of such committee and whenever called together by its Chairman upon notice given to each member of the committee in the manner specified in Section 5 of this
          Article IV. Upon the written request of any two members of any such committee, the Chairman thereof shall call a special meeting of such committee. The presence of at least a majority of the members of any committee shall be necessary to constitute a quorum for the transaction of business. The affirmative vote of at least a majority of the members of any committee shall be necessary to adopt any resolution.

10. Telephonic Meetings. The Board of Directors and any committee of the Board of Directors may hold regular or special meetings by use of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at the meeting.


                           ARTICLE V.

                            OFFICERS

 1. Officers. The officers of the Company shall be a President, one or more Vice Presidents, a Secretary and a Treasurer, who shall be elected for one year by the Board of Directors at their first meeting after the annual meeting of stockholders and who shall hold office until their successors are elected and qualify. In the same manner and for the same term the Board of Directors shall also elect a Chairman of the Board of

     Directors and may also elect a Vice Chairman of the Board of Directors. The offices of Chairman of the Board of Directors and President, or any of Vice Chairman, Vice President, Secretary and Treasurer, may be united in one person. The officers, other than the President, need not be directors.

 2. Chairman. The Chairman shall preside at all meetings of stockholders and directors. Except where by law the signature of the President is required, the Chairman shall have the power and authority to sign or countersign all certificates, contracts and other instruments of the Company as authorized by the Board of Directors. He shall make reports to the Board of Directors and stockholders and perform all such other duties as are incident to his office or as are properly required of him by the Board of Directors.

 3. President. The President shall have general supervision over the operations of the Company. In the absence of the Chairman of the Board of Directors he shall preside at all meetings of stockholders and directors. Except where by law the signature of the Chairman is required, the President shall have the power and authority to sign or countersign all certificates, contracts and other instruments of the Company as authorized by the Board of Directors. He shall make reports to the Board of Directors and stockholders and perform all such other duties as are incident to his office or as are properly required of him by the Board of Directors.

 4. Chief Executive Officer. The President shall be appointed Chief Executive Officer of the Company by the Board of Directors. The Chief Executive Officer shall have general supervision over the business and affairs of the Company, its financial policies and property. He shall make reports to the Board of Directors and stockholders and perform all such other duties as are incident to his office or as are properly required of him by the Board of Directors.

 5. Vice Presidents. During the absence or disability of the President, the Vice Presidents, in the order designated by the Board of Directors, shall exercise all the functions of the President. Each Vice President shall have such powers and discharge such duties as may be assigned to him from time to time by the Board of Directors. One or more Vice Presidents of the Company may be designated by the Board as Executive Vice President or Senior Vice President.

 6. Secretary. The Secretary shall issue notices for all meetings, but notice for special meetings of directors called at the request of three directors, as provided in Section 4,
     Article IV, of the By-Laws, may be issued by such directors. The Secretary shall keep minutes of all meetings, shall have charge of the seal and the corporate books, and shall make such reports and perform such other duties as are incident to his office, or as are properly required of him by the Board of Directors.

 7. Treasurer. The Treasurer shall have the custody of all moneys and securities of the Company, and shall keep regular books of account. He shall disburse the funds of the Company in payment of the just demands against the Company, or as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors from time to time as may be required of him, an account of all his transactions as Treasurer and of the financial condition of the Company. He shall perform all duties incident to his office, or as are properly required of him by the Board of Directors.

 8. Substitutes. In case any officer of the Company, and any person herein authorized to act in his place, is absent or unable to act, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer, director, or other person whom it may select.

 9. Vacancies. Vacancies in any office arising from any cause may be filled by the Board of Directors at any regular or special meetings.

10. Other Officers. The Board of Directors may appoint such other officers and agents, who need not be directors, as it shall deem necessary or expedient, who shall hold their offices for such terms, and shall exercise such powers and perform such duties, as shall be determined from time to time by the Board of Directors.

11. Salaries. The salaries of all officers of the Company shall be determined by or at the direction of the Board of Directors.

12. Term of Office. The officers of the Company shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors.

13. Sureties. The Board of Directors may, by resolution, require any or all of the officers to give bonds to the Company, with sufficient surety or sureties, conditioned for the faithful performance of the duties of their respective offices, and to comply with such other conditions as may from time to time be required by the Board of Directors.

                           ARTICLE VI.

                      DIVIDENDS AND FINANCE

 1. Dividends. Dividends may be declared by the Board of Directors at any regular or special meeting and paid out of the net assets of the Company in excess of its capital, or out of the net profits of the Company to the extent permitted by the laws of the State of Delaware, and subject to the conditions and limitations imposed by the Certificate of Incorporation. The stock transfer books may be closed for the payment of dividends during such periods, not exceeding sixty days as from time to time may be fixed by the Board of Directors. The Board of Directors, however, without closing the books of the Company, may declare dividends payable only to the holders of record at the close of business, on any business day not more than sixty days prior to the date on which the dividend is paid.

 2. Reserve Fund. Before making any distribution of profits, there may be set aside out of the net profits of the Company, such sum or sums as the Board of Directors from time to time in its absolute discretion deems expedient, as a reserve fund to meet contingencies, or for equalizing dividends, or for maintaining any property of the Company, or for any other purpose, and any profits of any year not distributed as dividends shall be deemed to have been thus set apart until otherwise disposed of by the Board of Directors.

 3. Execution of Instruments. The Board of Directors or the Executive Committee, except as in these By-Laws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Company and such authority may be general or confined to specific instances; and unless so authorized by the Board of Directors or the Executive Committee or by the provisions of these By-Laws, no officer, agent, or employee shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

 4. Deposits. All funds of the Company shall be deposited from time to time to the credit of the Company in such banks, trust companies, or other depositories as the Board of Directors or the Executive Committee may select or as may be selected by any officer or officers, or agent or agents of the Company to whom such power may from time to time be delegated by the Board of Directors or by the Executive Committee; and for the purpose of such deposit the President, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary, or any other officer or agent to whom such power may be delegated by the Board of Directors or by the Executive Committee, may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Company.

 5. Checks, Drafts, Etc. All checks, notes, drafts and other instruments in writing, for the payment of money, shall be signed by the President or the Treasurer or an Assistant Treasurer, or such other officer or officers as shall be designated by resolution of the Board of Directors or of the Executive Committee.

 6. Fiscal Year. The fiscal year of the Company shall date from January 1st of each year, unless otherwise provided by the Board of Directors.

                          ARTICLE VII.

                        BOOKS AND RECORDS

     The books, accounts and records of the Company, except as may be otherwise required by the laws of the State of Delaware, may be kept outside of the State of Delaware, at such place or places as the Board of Directors may from time to time appoint. The Board of Directors shall determine whether and to what extent the accounts and books of the Company, or any of them, other than the stock ledger, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the Company, except as conferred by law or by resolution of the stockholders or the Board of Directors.


                          ARTICLE VIII.

                             NOTICES

 1. Notices. Whenever the provisions of law, the Certificate of Incorporation or these By-Laws require notice to be given to any director, officer, or stockholder, they shall not be construed to mean personal notice, except as otherwise provided pursuant to Section 5 of Article IV; such notice may be given in writing by depositing the same in a post office or letter box, in a postpaid, sealed wrapper, addressed to such director, officer, or stockholder at his or her address as the same appears in the books of the Company, and the time when the same shall be mailed shall be deemed to be the time of the giving of such notice.

 2. Waivers of Notice. A waiver of any notice in writing, signed by a stockholder, director, or officer, whether signed before or after a meeting, shall be deemed equivalent to a notice required to be given to any director, officer, or stockholder.


                           ARTICLE IX.

                              SEAL

     The corporate seal of the Company shall consist of two concentric circles, between which shall be the name of the Company, and in the center shall be inscribed the year of its incorporation and the words "Corporate Seal, Delaware".

                           ARTICLE X.

                         INDEMNIFICATION

 1. To the extent not inconsistent with Delaware or other applicable law in effect from time to time, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

 2. To the extent not inconsistent with Delaware or other applicable law in effect from time to time, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

 3. To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

 4. Any indemnification under subsections 1 and 2 (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections 1 and 2. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

 5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in this Article X.

 6. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article X shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled as a matter of law or which may lawfully be granted under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

 7. The Company shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Article X.

 8. For purposes of this Article X, references to "the Company" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article X with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

 9. For purposes of this Article X, references to "other enterprises" shall include employee benefit plans; reference to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Company" shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Article X.

10. The indemnification and advancement of expenses provided by or granted pursuant to this Article X shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.



                           ARTICLE XI.

                           AMENDMENTS

     The By-Laws of the Company may be amended or repealed by the affirmative vote of a majority of the members of the Board of Directors at any regular meeting of the Board or at any special meeting thereof called for that purpose. Any provision of the By-Laws adopted by the Board of Directors may be amended or repealed by the holders of not less than a majority of the combined voting power of the outstanding shares of capital stock of the Company entitled to vote thereon at any annual or special meeting which is called in accordance with the provisions of these By-Laws and for which notice of such business has been properly given.